UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 1, 2012

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

BLUE NILE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

411 FIRST AVENUE SOUTH, SUITE 700, SEATTLE, WASHINGTON, 98104

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 336-6700

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

N/A

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 1, 2012, the Board of Directors of Blue Nile, Inc. (the “Company”) authorized the Company to enter into a new form of indemnification agreement (the “Indemnification Agreement”) with each of the Company’s directors and executive officers (each an “Indemnitee”). The Indemnification Agreement replaces the prior indemnification agreement that the Company had with its directors and executive officers. The Company may enter into the Indemnification Agreement with future directors and executive officers.

Consistent with the indemnification agreements currently in effect, the new Indemnification Agreement provides that, under the circumstances and to the extent provided for in the Indemnification Agreement, if an Indemnitee was, is or becomes a party to, or was or is threatened to be made a party to, or was or is otherwise involved in, any proceeding (as defined in the Indemnification Agreement), the Company will indemnify and hold harmless Indemnitee to the fullest extent permitted by the Company’s Certificate of Incorporation, By-laws and applicable law and to any greater extent that applicable law may in the future permit. The Indemnification Agreement further provides procedures for the determination of an Indemnitee’s right to receive indemnification and the advancement of expenses.

The above description of the Indemnification Agreement is qualified in its entirety by reference to the Indemnification Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Blue Nile, Inc. Form Indemnity Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Terri K. Maupin
Terri K. Maupin
Dated: May 7, 2012		Chief Accounting Officer (Principal Accounting Officer)

	By:	/s/ David Binder
David Binder
Dated: May 7, 2012		Chief Financial Officer (Principal Financial Officer)

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